UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

DAKOTA TERRITORY RESOURCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50191	80-0942566
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

141 Glendale Drive
 Lead, South Dakota, United States 57754
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 717-2450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 1, 2021, Dakota Territory Resource Corp. ("Dakota Territory" or the "Company") announced a corporate update and its initial exploration plans for 2022.

The Company disclosed that on October 25, 2021, the Company and JR Resources Corp. ("JR Resources") confidentially submitted a registration statement on Form S-4 with the SEC. The registration statement on Form S-4 was submitted in connection with Dakota Territory and JR's merger pursuant to a merger agreement dated September 10, 2022. Dakota Territory and JR Resources have also filed an initial application with the NYSE American to list the merged company, which will be called Dakota Gold Corp., on the NYSE American.

In addition, and among other things, the Company announced that in the first quarter of 2022, it intends to initiate a drill program of approximately 103,000 feet / 31,000 meters on its Maitland, Richmond Hill and City Creek Properties.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP.
(Registrant)
Date: December 6, 2021
	By:	/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer